EXHIBIT 99.1

Wintrust Financial Corporation
727 North Bank Lane
Lake Forest, Illinois 60045

FOR IMMEDIATE RELEASE
---------------------
December 19, 2002

FOR MORE INFORMATION CONTACT:
Edward J. Wehmer, President/CEO -
   Wintrust Financial Corporation, (847) 615-4096
David A. Dykstra, Senior EVP/COO -
   Wintrust Financial Corporation, (847) 615-4096
James P. Richter, Managing Director -
   Lake Forest Capital Management, (847) 295-4072
Robert L. Meyers, Managing Director -
   Lake Forest Capital Management, (847) 295-4075
S. A. Lincoln, Managing Director -
   Lake Forest Capital Management, (847) 295-4074


               WINTRUST FINANCIAL CORPORATION ANNOUNCES PLANS TO
               -------------------------------------------------
                     ACQUIRE LAKE FOREST CAPITAL MANAGEMENT
                     --------------------------------------


         LAKE FOREST, ILLINOIS - Wintrust Financial Corporation (Wintrust) (Nasdaq: WTFC) announced the signing of a merger agreement to acquire Lake Forest Capital Management Company based in Lake Forest, Illinois.

         Lake Forest Capital Management is a 21-year old well-respected asset manager for both high net worth individuals and institutional clients located primarily in the Chicago metropolitan area. Lake Forest Capital Management will retain its name and be merged into and operate as a separate division of Wayne Hummer Asset Management Company, Wintrust's existing asset management subsidiary.

         "This transaction is beneficial for both companies and more importantly for our customers," stated Edward J. Wehmer, President and CEO of Wintrust. "We are partnering with a company that has a terrific history, a dedicated and highly experienced management team and outstanding growth and profit potential. All of the Managing Directors have signed multi-year contracts and have agreed to stay on and manage the operations of Lake Forest Capital Management thus providing a seamless transition for their clients. We look forward to working with the Lake Forest Capital Management team and their clients."

          "We are excited about the merger and the increased depth this gives to our clients," said James P. Richter, one of Lake Forest Capital Management's Managing Directors. "In both firms, the

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clients' interests always come first. We clearly see many benefits and we are proud to join Wintrust's dynamic management team."

LAKE FOREST CAPITAL MANAGEMENT
-----------------------------

         Lake Forest Capital Management is a Registered Investment Adviser with approximately $300 million in assets under management. Clients include high net worth individuals, corporations, foundations, endowments and public entities. Lake Forest Capital Management delivers its product with a highly personalized approach customized to client needs.

ANTICIPATED TRANSACTION BENEFITS
--------------------------------

         The transaction is expected to benefit the combined organization in numerous ways. These strategic benefits include:

         o The combination of current assets under management from Wayne Hummer Asset Management Company, Wayne Hummer Trust Company and Lake Forest Capital Management would result in about $1.5 billion of direct assets under administration.

         o Lake Forest Capital's three Managing Directors, Sandy Lincoln, Robert Meyers and James Richter will provide additional leadership and experience to Wayne Hummer Asset Management Company, which will enhance levels of client service and provide additional impetus for continued growth.

         o Additional revenue from the Lake Forest Capital Management business will further diversify and enhance Wintrust's revenue stream.

         o Combining the assets under management from both firms will allow each firm to better utilize existing operational capacity.

TERMS OF THE TRANSACTION
------------------------

         The full terms of the transaction are not being disclosed by the parties; however, the initial consideration paid by Wintrust Financial Corporation will include a combination of Wintrust's common stock, warrants to acquire Wintrust common stock and cash. Wintrust could pay additional contingent consideration, consisting of cash and/or common stock, upon the attainment of certain performance measures over the next four years. The common stock will be issued at the fair market value as determined in accordance with the merger agreement. The shares issued in the transaction will not be registered under the Securities Act of 1933 and will be restricted until a resale registration statement is filed, which is expected to be done shortly after the closing date, and declared effective

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by the Securities and Exchange Commission. The transaction is subject to certain closing conditions and is expected to close in the first quarter of 2003.


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ABOUT WINTRUST
--------------

         Wintrust is a $3.6 billion asset financial holding company whose common stock is traded on the Nasdaq Stock Market(R). Its seven suburban Chicago community bank subsidiaries, each of which was founded as a de novo bank, beginning in December 1991, are located in high income retail markets -- Lake Forest Bank & Trust Company, Hinsdale Bank & Trust Company, North Shore Community Bank & Trust Company in Wilmette, Libertyville Bank & Trust Company, Barrington Bank & Trust Company, Crystal Lake Bank & Trust Company and Northbrook Bank & Trust Company. The banks also operate facilities in Lake Bluff, Highland Park, Hoffman Estates, Highwood, Glencoe, Winnetka, Clarendon Hills, Western Springs, Skokie, Wauconda, McHenry and Riverside, Illinois. Additionally, Wintrust operates various non-bank subsidiaries. First Insurance Funding Corporation, one of the largest commercial insurance premium finance companies operating in the United States, serves commercial loan customers throughout the country. Wayne Hummer Trust Company, a trust subsidiary, allows Wintrust to service customers' trust and investment needs at each banking location. Tricom, Inc. of Milwaukee provides short-term accounts receivable financing and value-added out-sourced administrative services, such as data processing of payrolls, billing and cash management services, to temporary staffing service clients located throughout the United States. Wayne Hummer Investments, LLC is a broker-dealer providing a full range of private client and brokerage services to clients located primarily in the Midwest. Focused Investments LLC is a broker-dealer that provides a full range of investment solutions to clients through a network of community-based financial institutions throughout the Midwest. Wayne Hummer Asset Management Company provides money management services and advisory services to individual accounts as well as the Wayne Hummer Companies' four proprietary mutual funds. Wintrust Information Technology Services Company provides information technology support, item capture and statement preparation services to the Wintrust subsidiaries.

         Currently, Wintrust operates a total of 31 banking offices and is in the process of constructing several additional branch facilities. All of the Company's banking subsidiaries are locally managed with large local boards of directors. Wintrust Financial Corporation has been one of the fastest growing de novo bank groups in Illinois.

                           Forward-Looking Information
                           ---------------------------

         This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 relating to the proposed acquisition of Lake Forest Capital Management, integration of Lake Forest Capital Management with Wintrust, the combination of their businesses and projected revenue, as well as profitability and earnings outlook. Actual results could

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differ materially from those addressed in the forward-looking statements due to factors such as changes in economic conditions, unanticipated changes in interest rates that negatively impact growth, competition and the related pricing of asset management products, slower than anticipated development and growth of Lake Forest Capital Management's business or unanticipated business declines, unforeseen difficulties in integrating the acquisition or higher than expected operational costs, unforeseen changes in the securities and asset management industry, difficulties in adapting successfully to technological changes as needed to compete effectively in the marketplace, and the ability to attract and retain experienced key management. Therefore, there can be no assurances that future actual results will correspond to these forward-looking statements.

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